As filed with the Securities and Exchange Commission on April 15, 2004.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The 1933 Act of 1933

PORTAL SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0369737
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

10200 South De Anza Boulevard

Cupertino, CA 95014

(Address of principal executive offices) (Zip Code)

1999 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED THROUGH FEBRUARY 1, 2002

1999 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED THROUGH FEBRUARY 1, 2002

2000 INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED THROUGH

FEBRUARY 1, 2002

(Full title of the Plan)

Mr. Larry S. Bercovich

Vice President, General Counsel and Secretary

Portal Software, Inc.

10200 South De Anza Boulevard

Cupertino, CA 95014

(Name and address of agent for service)

(408) 572-2000

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

1999 Stock Incentive Plan, as amended and restated through February 1, 2002 Common Stock, $0.001 par value	1,678,085	(3)	$6.65	$11,159,265	$1,414.00

1999 Employee Stock Purchase Plan, as amended and restated through February 1, 2002 and 2000 International Employee Stock Purchase Plan, as amended and restated through February 1, 2002 Common Stock, $0.001 par value	800,000	(3)	$6.65	$5,320,000	$674.00

Aggregate Registration Fee					$2,088.00

(1)	This Registration Statement shall also cover, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “1933 Act”), any additional shares of Common Stock which become issuable under the 1999 Stock Incentive Plan, as amended and restated through February 1, 2002, the 1999 Employee Stock Purchase Plan, as amended and restated through February 1, 2002, or the 2000 International Employee Stock Purchase Plan, as amended and restated through February 1, 2002 by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s Common Stock.
(2)	Calculated solely for purposes of this offering under Rule 457(h) of the 1933 Act, as amended, on the basis of the average of the high and low selling price per share of the Registrant’s Common Stock on April 14, 2004 as reported by the Nasdaq National Market.
(3)	Each share is accompanied by a preferred stock purchase right pursuant to the Rights Agreement between Portal Software, Inc. and EquiServe Trust Company, N.A. dated August 16, 2002.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference

Portal Software, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K, filed with the Commission on April 14, 2004 for the fiscal year ended January 31, 2004;

(b)	The Registrant’s Current Report on Form 8-K filed with the Commission on March 17, 2004;

(c)	The Registrant’s Registration Statement on Form 8-A (File No. 000-25829) filed with the Commission on April 20, 1999 and amended on April 27, 1999, pursuant to Section 12(g) of the Securities Act of 1934, as amended (the “1934 Act”), in which there is described the terms, rights and provisions applicable to the Registrant’s outstanding Common Stock; and

(d)	The Registrant’s Registration Statement on Form 8-A (File No. 000-25829) filed with the Commission on August 26, 2002, pursuant to Section 12(g) of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Registrant’s Series A Preferred Stock.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not Applicable

Item 5.	Interests of Named Experts and Counsel

Not Applicable.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. Article VII, Section 6 of the Registrant’s Amended and Restated Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant’s Second Amended and Restated Certificate of Incorporation provides that, subject to Delaware law, its directors shall not be personally liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Second Amended and Restated Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant or its stockholders for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect the director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into indemnification agreements with its officers and directors, a current form of which was previously filed with the Securities and Exchange Commission as an Exhibit to the Registrant’s Annual Report on Form 10-K filed with the Commission on May 1, 2003 for the fiscal year ended January 31, 2003 (the “Indemnification Agreements”). The Indemnification Agreements provide the Registrant’s officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.	Exemption from Registration Claimed

Not Applicable.

Item 8.	Exhibits

Exhibit Number	Exhibit
4.1(1)	1999 Stock Incentive Plan (as Amended and Restated through February 1, 2002).
4.2(1)	1999 Employee Stock Purchase Plan (as Amended and Restated through February 1, 2002).
4.3(1)	2000 International Employee Stock Purchase Plan (as Amended and Restated through February 1, 2002).
5	Opinion of O’Melveny & Myers LLP.
23.1	Consent of Ernst & Young LLP, Independent Auditors.
23.2	Consent of O’Melveny & Myers LLP is contained in Exhibit 5.
24	Power of Attorney. Reference is made to page II-5 of this Registration Statement.

(1)	Incorporated herein by reference from Registrant’s Annual Report on Form 10-K, filed with the Commission on March 25, 2002, for the fiscal year ended January 31, 2002.

Item 9.	Undertakings

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California on this April 15, 2004.

Portal Software, Inc.

By:	/s/ John E. Little

John E. Little
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Portal Software, Inc., a Delaware corporation, do hereby constitute and appoint John E. Little, Chief Executive Officer, Howard A. Bain III, Senior Vice President and Chief Financial Officer and Larry S. Bercovich, Vice President, General Counsel and Secretary, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John E. Little John E. Little	Chief Executive Officer and Director (Principal Executive Officer)	April 15, 2004

/s/ Howard A. Bain III Howard A. Bain III	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 15, 2004

/s/ Richard A. Moran Richard A. Moran	Chairman of the Board of Directors	April 15, 2004

/s/ George J. Goldsmith George J. Goldsmith	Director	April 15, 2004

/s/ J. David Martin J. David Martin	Director	April 15, 2004

/s/ Jennifer Taylor Jennifer Taylor	Director	April 15, 2004

/s/ Robert P. Wayman Robert P. Wayman	Director	April 15, 2004

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

FORM S-8

UNDER

SECURITIES ACT OF 1933

PORTAL SOFTWARE, INC.

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1(1)	1999 Stock Incentive Plan (as Amended and Restated through February 1, 2002).

4.2(1)	1999 Employee Stock Purchase Plan (as Amended and Restated through February 1, 2002).

4.3(1)	2000 International Employee Stock Purchase Plan (as Amended and Restated through February 1, 2002).

5	Opinion of O’Melveny & Myers LLP.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of O’Melveny & Myers LLP is contained in Exhibit 5.

24	Power of Attorney. Reference is made to page II-5 of this Registration Statement.

(1)	Incorporated herein by reference from Registrant’s Annual Report on Form 10-K, filed with the Commission on March 25, 2002 for the fiscal year ended January 31, 2002.